Execution Version
Amended and Restated Collateral Agreement
Dated as of
November 3, 2010
Made by
EXLP Operating LLC;
Exterran Partners, L.P.;
and
EXLP Leasing LLC
in Favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

ANNEXES:
I	Form of Pledged Securities Supplement
II	Form of Additional Grantor Supplement
SCHEDULES:
1	Notice Addresses of Grantors

2	Description of Pledged Securities

3	Filings and Other Actions Required to Perfect Security Interests

4	Location of Jurisdiction of Organization and Chief Executive Office

ii

     This AMENDED AND RESTATED COLLATERAL AGREEMENT, dated as of November 3, 2010, is made by EXLP OPERATING LLC, a Delaware limited liability company (“Operating”), EXTERRAN PARTNERS, L.P., a Delaware limited partnership (“EXLP”) and EXLP LEASING LLC, a Delaware limited liability company (“EXLP Leasing” and collectively with Operating and EXLP, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the lenders and other financial institutions (the “Lenders”) from time to time party to the Amended and Restated Senior Secured Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Operating, as Borrower, EXLP, as Guarantor, the Administrative Agent, the Lenders and other Agents party thereto.
RECITALS
     A. The Borrower, EXLP, the Administrative Agent and the lenders party thereto previously entered into that certain Senior Secured Credit Agreement, dated as of October 20, 2006 (as heretofore amended, restated, supplemented and otherwise modified, the “Existing Credit Agreement”).
     B. The Borrower has requested that the Lenders (i) amend and restate the Existing Credit Agreement and (ii) provide certain loans and extensions of credit to the Borrower pursuant to the Credit Agreement.
     C. It is a condition precedent to the Lenders’ agreement (i) to amend and restate the Existing Credit Agreement and (ii) to enter into the Credit Agreement and make such loans and extensions of credit thereunder that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the Secured Parties (as defined below).
     D. NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions.
          (a) As used in this Agreement, each term defined above shall have the meaning indicated above. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Payment Intangibles and Tangible Chattel Paper.
          (b) The following terms have the following meanings:

     “Account Debtor” means any Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.
     “Administrative Agent” has the meaning assigned to such term in the preamble hereto.
     “Agreement” means this Amended and Restated Collateral Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified from time to time.
     “Borrower” has the meaning assigned to such term in the preamble hereto.
     “Collateral” has the meaning assigned to such term in Section 2.01.
     “Credit Agreement” has the meaning assigned to such term in the preamble hereto.
     “EXLP” has the meaning assigned to such term in the preamble hereto.
     “EXLP Leasing” has the meaning assigned to such term in the preamble hereto.
     “Existing Credit Agreement” has the meaning assigned such term in the recitals hereto.
     “Grantor” has the meaning assigned to such term in the preamble hereto.
     “Grantor Claims” has the meaning assigned to such term in Section 7.01.
     “Issuers” means the collective reference to each issuer of Pledged Securities.
     “Lenders” has the meaning assigned to such term in the preamble hereto.
     “Operating” has the meaning assigned to such term in the preamble hereto.
     “Payment in Full” means (a) all the Indebtedness shall have been paid in full in cash (other than (i) indemnity obligations that survive the termination of this Agreement for which no notice of claim has been received by the Guarantors and (ii) obligations in respect of Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(ii) of the Credit Agreement), (b) no Letter of Credit shall be outstanding (except for Letters of Credit secured by cash collateral as permitted in Section 2.07(a)(iii) of the Credit Agreement) and (c) all of the Aggregate Commitments have expired or are terminated.
     “Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex I); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this definition.
     “Proceeds” means all “proceeds” as such term is defined in Section 9.102(65) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Secured Documents” means, collectively, the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement, each Treasury Management Agreement executed between EXLP or any Restricted Subsidiary and a Secured Treasury Management Counterparty and any other documents made, delivered or given in connection with any of the foregoing.
     “Secured Hedging Agreement” means any Hedging Agreement between EXLP or any Restricted Subsidiary and any Secured Hedging Provider, including any Hedging Agreement with a Secured Hedging Provider in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into under such Hedging Agreement after such Secured Hedging Provider ceases to be a Lender or an Affiliate of a Lender.
     “Secured Parties” means collectively, the Administrative Agent, the Issuing Banks, the Lenders, any Secured Hedging Provider and any Secured Treasury Management Counterparty.
     “Securities Act” means the Securities Act of 1933, as amended.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
     Section 1.02 Other Definitional Provisions.
          (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
GRANT OF SECURITY INTEREST
     Section 2.01 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Documents;
          (d) all Equipment;
          (e) all General Intangibles;
          (f) all Instruments;
          (g) all Inventory;
          (h) all Pledged Securities;
          (i) all books and records pertaining to the Collateral; and
          (j) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) tangible Property that is not located in the continental United States (including its possessions), (ii) motor vehicles, forklifts and trailers, (iii) voting equity interests in any Foreign Subsidiary in excess of 66% of all voting equity interests in such Foreign Subsidiary, (iv) any general intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained, (v) any Property subject to a Lien permitted by Section 9.02(b), (c), (d), (e) or (g) of the Credit Agreement, so long as such Lien is in effect and (vi) Pledged Securities consisting of Equity Interests in a Joint Venture to the extent the Organization Documents of such Joint Venture prohibit the granting of a Lien on such Equity Interests.
     Section 2.02 Transfer of Pledged Securities. Any certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 5.04. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
     Section 2.03 No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Grantor or any collateral security or pledge or guarantee or right of offset held by any Secured Party for the payment of the Indebtedness, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, until Payment in Full. If any amount shall be paid to any Grantor on account of such subrogation rights at any time prior to Payment in Full, such amount shall be held by such Grantor in trust for the Secured Parties, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), to be applied against the Indebtedness, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.
     Section 2.04 Amendments, Etc. With Respect to the Indebtedness. Each Grantor shall remain obligated hereunder, and such Grantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Grantor and without notice to, demand upon or further assent by any Grantor (which notice, demand and assent requirements are hereby expressly waived by such Grantor), (a) any demand for payment of any of the Indebtedness made by any Secured Party may be rescinded by such Secured Party or otherwise and any of the Indebtedness continued; (b) the Indebtedness, the liability of any other Person upon or for any part thereof or any collateral security or pledge or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Party; (c) any Secured Document may be amended, modified, supplemented, restated, replaced or terminated, in whole or in part, as the applicable Secured Parties may deem advisable from time to time; (d) any collateral security, pledge, guarantee or right of offset at any time held by any Secured Party for the payment of the Indebtedness may be sold, exchanged, waived, surrendered, restated, replaced or released; (e) any additional guarantors, makers or endorsers of the Indebtedness may from time to time be obligated on the Indebtedness or any additional security or collateral for the payment and performance of the Indebtedness may from time to time secure the Indebtedness; and (f) any other event shall occur which constitutes a defense or release of sureties generally. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Indebtedness or for the pledge and security grants contained in this Article II or any Property subject thereto.
     Section 2.05 Waivers. Each Grantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Indebtedness and notice of or proof of reliance by any Secured Party upon the pledge and security grants contained in this Article II or acceptance of the pledge and security grants contained in this Article II; the Indebtedness, and any part thereof, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the pledge and security grants contained in this Article II and no notice of creation of the Indebtedness or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the pledge and security grants contained in this Article II. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Grantors with respect to the Indebtedness.
     Section 2.06 Pledge Absolute and Unconditional.
          (a) Except as provided in Section 8.13, each Grantor understands and agrees that the pledge and security grant contained in this Article II is, and shall be construed as, a continuing, complete, absolute and unconditional pledge and security grant, and each Grantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:
               (i) the invalidity or unenforceability of any Secured Document, any of the Indebtedness or any other collateral security therefor or pledge or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;
               (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party;
               (iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Grantor or any other Person at any time liable for the payment of all or part of the Indebtedness, including any discharge of, or bar or stay against collecting, the Indebtedness (or any part thereof or interest therein) in or as a result of such proceeding;
               (iv) any sale, lease, assignment, exchange, conveyance or transfer of any or all of the assets of the Borrower or any other Grantor, or any changes in the shareholders of the Borrower or any other Grantor;

               (v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of the Borrower or any other Grantor;
               (vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Indebtedness shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral for the Indebtedness;
               (vii) the absence of any attempt to collect the Indebtedness or any part thereof from any Grantor;
               (viii) (A) any Secured Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Secured Party’s claim (or claims) for repayment of the Indebtedness; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Secured Parties or any of them for any reason; or (G) failure by any Secured Party to file or enforce a claim against the Borrower or the Borrower’s estate in any bankruptcy or insolvency case or proceeding; or
               (ix) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Indebtedness, or of such Grantor under the pledge and security grants contained in this Article II, in bankruptcy or in any other instance.
          (b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, any Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person liable on the Indebtedness or against any collateral security or pledge or guarantee for the Indebtedness or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any such other Person or to realize upon any such collateral security or pledge or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any such other Person or any such collateral security, guarantee or pledge or right of offset, shall not relieve any such Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any such Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     Section 2.07 Reinstatement. The pledge and security grants contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Indebtedness is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce (a) the Administrative Agent and the Lenders to enter into the Credit Agreement, (b) the Lenders to make their respective extensions of credit to the Borrower thereunder, (c) the Secured Hedging Providers to enter into Hedging Agreements with EXLP or any of its Restricted Subsidiaries and (d) the Secured Treasury Management Counterparties to enter into Treasury Management Agreements with EXLP or any of its Restricted Subsidiaries, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:
     Section 3.01 Title; No Other Liens. Except for Permitted Liens and the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. Except with respect to Liens permitted by Section 9.02(b), (c), (d), (e) or (g) of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the Security Instruments or as are filed to perfect Liens permitted by Section 9.02 of the Credit Agreement.
     Section 3.02 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Indebtedness, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except, in each case, for Liens expressly permitted by the Credit Agreement.
     Section 3.03 Grantor Information. On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization and organizational number, and the location(s) of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

     Section 3.04 Pledged Securities. The Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Grantor are listed in Schedule 2. The shares of Pledged Securities pledged by such Grantor hereunder constitute all of the Equity Interests of each Issuer that is a Domestic Subsidiary owned by such Grantor and 66% of all of the Equity Interests of each Issuer (except as otherwise noted on Schedule 2) that is a Foreign Subsidiary owned by such Grantor. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable, and such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and has the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any other Lien.
     Section 3.05 Instruments and Chattel Paper. Such Grantor has delivered to the Administrative Agent all Collateral constituting any Instrument or Chattel Paper in excess of $1,000,000 that is required to be delivered under Section 4.04. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.
     Section 3.06 Truth of Information; Accounts. All information with respect to the Collateral set forth in any schedule or certificate at any time heretofore or hereafter furnished by such Grantor to the Administrative Agent is and will be true and correct in all material respects as of the date furnished. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is 16666 Northchase Drive, Houston, Texas 77060.
     Section 3.07 Governmental Obligors. None of the Account Debtors on a material portion of such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.
ARTICLE IV
COVENANTS
     Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until Payment in Full:
     Section 4.01 Maintenance of Perfected Security Interest; Further Documentation. Except as set forth in the Credit Agreement, including, without limitation, any merger, consolidation, liquidation, sale, assignment, transfer or other disposition permitted by Section 9.02(g), 9.06, 9.08 or 9.11 of the Credit Agreement, each Grantor agrees that:
          (a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever;
          (b) it will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and
          (c) at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar domestic laws) in effect in any jurisdiction with respect to the security interests created hereby.
     Section 4.02 Changes in Locations, Name, Etc. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of Section 8.03 of the Credit Agreement or any other covenant herein, such Grantor will not cause or permit any change in its (a) corporate name, (b) its identity or corporate structure, (c) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (d) its federal taxpayer identification number, unless, in each case, such Grantor shall have first (i) notified the Administrative Agent of such change prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.02, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.
     Section 4.03 Pledged Securities. In the case of each Grantor, such Grantor agrees that:
          (a) if such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Grantor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Indebtedness; provided, that the foregoing shall apply to 66% of such shares or rights in the case of an Issuer that is a Foreign Subsidiary;
          (b) without the prior written consent of the Administrative Agent, such Grantor will not (i) unless otherwise permitted hereby or under the other Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) except as set forth in the Credit Agreement, create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) except as permitted by Section 9.15 of the Credit Agreement, enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof;
          (c) in the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.03(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 5.04(d) and Section 5.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.04(d) or Section 5.05 with respect to the Pledged Securities issued by it;
          (d) such Grantor shall furnish to the Administrative Agent such stock powers and other instruments as may be reasonably required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent; provided that a requirement to cause an uncertificated Pledged Security to be certificated will not be required as long as the Administrative Agent has a first and prior security interest in such uncertificated Pledged Security;
          (e) the Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by any Grantor (or in the case of any Issuer that is a Foreign Subsidiary, not less than 66% of the Equity Interests of such Issuer (except as otherwise noted on Schedule 2)). Such Grantor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer unless such shares are pledged pursuant to this Agreement; and
          (f) notwithstanding any contrary provision contained in this Agreement, with respect to Issuers that are Foreign Subsidiaries, the Grantors are required to pledge 66% of the Equity Interests of such Issuers (except as otherwise noted on Schedule 2) and to deliver the applicable stock certificates and stock powers duly executed in blank for all certificated Equity Interests to the Administrative Agent but shall not be required to take any additional actions to perfect the security interest of the Secured Parties in such Pledged Securities.
     Section 4.04 Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper having a value in excess of $1,000,000, such Instrument or Tangible Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

     Section 4.05 Article 8 of the UCC. To the extent that any Grantor has opted into Article 8 of the UCC, such Grantor may not opt out of Article 8 of the UCC without the prior written consent of the Administrative Agent.
ARTICLE V
REMEDIAL PROVISIONS
     Section 5.01 UCC and Other Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Grantor further agrees, at the Administrative Agent’s request following an acceleration of the Indebtedness under Section 10.02(a) of the Credit Agreement, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, unless prohibited by agreements with unaffiliated third parties. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall, to the fullest extent permitted under applicable law, be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Grantor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Indebtedness, in accordance with the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9.615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (b) In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Indebtedness. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
          (c) The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
     Section 5.02 Collections on Accounts, Etc. The Administrative Agent hereby authorizes each Grantor to collect upon the Collateral that is represented by Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any such Accounts, Chattel Paper or Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Section 5.03 Proceeds. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Collateral composed of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Indebtedness and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Indebtedness in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Indebtedness shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.
     Section 5.04 Pledged Securities.
          (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.04(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, and to exercise all voting, consent and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without the prior consent of the Administrative Agent, enable or permit any Issuer of Pledged Securities to issue any Equity Interests or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any Issuer of Pledged Securities other than as permitted by the Credit Agreement.
          (b) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Indebtedness in accordance with the Credit Agreement, (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the earlier of (x) the waiver of such Event of Default and (y) Payment in Full.
          (d) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
          (e) Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
     Section 5.05 Private Sales of Pledged Securities.
          (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (b) Each Grantor agrees to use its best commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 5.05 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.05 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
     Section 5.06 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.
     Section 5.07 Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VI
THE ADMINISTRATIVE AGENT
     Section 6.01 Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
          (a) Anything in this Section 6.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
               (i) unless being disputed under Section 8.03(a) of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;
               (ii) execute, in connection with any sale provided for in Section 5.01 or Section 5.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
               (iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the Post-Default Rate, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 6.02 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. To the fullest extent permitted under applicable law, neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Indebtedness, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.

     Section 6.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 6.04 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VII
SUBORDINATION OF INDEBTEDNESS
     Section 7.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired. Except for payments permitted by the Credit Agreement, after and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.
     Section 7.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Indebtedness as provided under the Credit Agreement. Should any Secured Party receive, for application upon the Indebtedness, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon Payment in Full, the intended recipient shall become subrogated to the rights of such Secured Party to the extent that such dividend or payment has contributed toward the liquidation of the Indebtedness, and such subrogation shall be with respect to that proportion of the Indebtedness which would have been unpaid if such Secured Party had not received such dividend or payment.
     Section 7.03 Payments Held in Trust. In the event that notwithstanding Section 7.01 and Section 7.02, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.
     Section 7.04 Liens Subordinate. Each Grantor agrees that, until Payment in Full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Indebtedness, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Indebtedness is outstanding or the Aggregate Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
     Section 7.05 Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Waiver. No failure on the part of the Administrative Agent or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.
     Section 8.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

     Section 8.03 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.
     Section 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon the Grantors and their successors and permitted assigns and shall inure to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders unless otherwise permitted by the terms of the Credit Agreement or this Agreement, and any such purported assignment, transfer or delegation shall be null and void.
     Section 8.05 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Banks, the Lenders and the other Secured Parties and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Banks, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until Payment in Full has occurred.
          (b) To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Grantors shall take such action as may be reasonably requested by the Administrative Agent and the Secured Parties to effect such reinstatement.
     Section 8.06 Counterparts; Integration; Effectiveness; Conflicts.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.
          (b) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS,

ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          (c) This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          (d) In the event of a conflict between the provisions hereof and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.
     Section 8.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 8.08 Governing Law; Submission to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE ANY PARTY HERETO FROM OBTAINING JURISDICTION OVER ANOTHER PARTY HERETO IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY GRANTOR AT ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR TO THE ADMINISTRATIVE AGENT AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR, IN EACH CASE, AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.
          (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.
          (e) EACH PARTY HERETO HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.08.
     Section 8.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 8.10 Acknowledgments. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and
          (d) each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 8.11 Additional Equity Interests. Each Grantor that is required to pledge Equity Interests of its Subsidiaries shall execute and deliver a Pledged Securities Supplement in the form of Annex I hereto, if such Equity Interests have not been previously pledged pursuant to this Agreement.
     Section 8.12 Additional Grantors. Upon the execution and delivery by any Person of an Additional Grantor Supplement in substantially the form of Annex II hereto: (i) such Person shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Person, and each reference in any other Loan Document to a “Grantor” shall also mean and be a reference to such Person; and (ii) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Loan Document to the “Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Additional Grantor Supplement.
     Section 8.13 Releases.
          (a) Full Release. The grant of a security interest in the Collateral hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) delivered all Collateral in its possession to the Grantors and (ii) executed a written release or termination statement and reassigned to the Grantors, without recourse or warranty, any remaining Collateral and all rights conveyed hereby. Upon satisfaction of the conditions set forth in Section 8.07(c) of the Credit Agreement or upon Payment in Full, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be of no further force or effect.

          (b) Partial Release. Notwithstanding anything contained herein to the contrary, the Grantors are authorized to release any Collateral that is sold, leased, assigned, exchanged, conveyed, transferred or otherwise disposed of in compliance with Sections 9.02(g), 9.06, 9.08 and 9.11 of the Credit Agreement, at which point the liens and security interests shall terminate with respect to such Collateral and this Agreement shall have no further force or effect with respect to such released Collateral; provided that so long as the lien in favor of the Administrative Agent continues in the proceeds of such sale, lease, assignment, exchange, conveyance, transfer or other disposal of such Collateral, or to the extent such Collateral is sold, leased, assigned, exchanged, conveyed, transferred or otherwise disposed of to the Borrower or any Guarantor, such lien continues in such Collateral.
          (c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the Administrative Agent or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Indebtedness or otherwise to be in full satisfaction of the Indebtedness, and the Indebtedness shall remain in full force and effect, until the Administrative Agent and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Indebtedness in the full amount then outstanding or until such subsequent time as is provided in Section 8.13(a).
     Section 8.14 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.
[Signatures Begin Next Page]

     IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	EXLP OPERATING LLC
	By:	/s/ Michael Aaronson
Michael Aaronson
Vice President

EXTERRAN PARTNERS, L.P. By: EXTERRAN GENERAL PARTNER, L.P., its general partner

By: EXTERRAN GP LLC, its general partner

	By:	/s/ Michael Aaronson
Michael Aaronson
Vice President and Chief Financial Officer

EXLP LEASING LLC
	By:	/s/ Michael Aaronson
Michael Aaronson
Vice President
Signature Page
Amended and Restated Collateral Agreement

Acknowledged and Agreed to
as of the date hereof by:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	By:	/s/ Donald W. Herrick, Jr.
Donald W. Herrick, Jr.
Director

Signature Page
Amended and Restated Collateral Agreement

Annex I
FORM OF PLEDGED SECURITIES SUPPLEMENT
     SUPPLEMENT, dated as of [           ], 201[    ], made by [            ], a [            ] (the “Grantor”), in favor of Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement or the Collateral Agreement referred to below.
WITNESSETH:
     WHEREAS, EXLP OPERATING LLC, a Delaware limited liability company (the “Borrower” or “Operating”), EXTERRAN PARTNERS, L.P., a Delaware limited partnership (“EXLP”), the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of November 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Grantor, the Borrower, EXLP and certain of its Affiliates have entered into an Amended and Restated Collateral Agreement, dated as of November 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
     WHEREAS, the Credit Agreement requires the Grantor to pledge the Equity Interests described on Schedule 2-S hereto; and
     WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;
     NOW, THEREFORE, IT IS AGREED:
     1. Collateral Agreement. By executing and delivering this Supplement, the Grantor, as provided in Section 8.11 of the Collateral Agreement, hereby pledges and grants, to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in (a) the Equity Interests described or referred to in Schedule 2-S hereto and (b)(i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the Property referred to in this definition and (vii) all proceeds of any of the foregoing (collectively, the “Collateral”). Upon execution of this Supplement, the Equity Interests described or referred to in Schedule 2-S will constitute “Pledged Securities” for purposes of the Collateral Agreement with the same force and

Annex I-1

effect as if originally listed on Schedule 2 thereto. The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Collateral Agreement. The Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.
     2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Annex I-2

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Annex I-3

Annex II
FORM OF ADDITIONAL GRANTOR SUPPLEMENT
     SUPPLEMENT, dated as of [            ], 201[    ], made by [            ], a [            ] (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement or the Collateral Agreement referred to below.
WITNESSETH:
     WHEREAS, EXLP OPERATING LLC, a Delaware limited liability company (the “Borrower” or “Operating”), EXTERRAN PARTNERS, L.P., a Delaware limited partnership (“EXLP”), the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of November 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Borrower, EXLP and certain of its Affiliates have entered into an Amended and Restated Collateral Agreement, dated as of November 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
     WHEREAS, the Credit Agreement requires the Additional Grantor to execute and deliver this Supplement to the Administrative Agent, and the Additional Grantor has agreed to execute and deliver this Supplement to the Administrative Agent;
     NOW, THEREFORE, IT IS AGREED:
     SECTION 1. Grant of Security Interest. The Additional Grantor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Documents;
          (d) all Equipment;

Annex II-1

          (e) all General Intangibles;
          (f) all Instruments;
          (g) all Inventory;
          (h) all Pledged Securities;
          (i) all books and records pertaining to the Collateral; and
          (j) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) tangible Property that is not located in the continental United States (including its possessions), (ii) motor vehicles, forklifts and trailers, (iii) voting equity interests in any Foreign Subsidiary in excess of 66% of all voting equity interests in such Foreign Subsidiary, (iv) any general intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained, (v) any Property subject to a Lien permitted by Section 9.02(b), (c), (d), (e) or (g) of the Credit Agreement, so long as such Lien is in effect and (vi) Pledged Securities consisting of Equity Interests in a Joint Venture to the extent the Organization Documents of such Joint Venture prohibit the granting of a Lien on such Equity Interests.
     The Additional Grantor hereby acknowledges that the Indebtedness is owed to the various Secured Parties and that each Secured Party is entitled to the benefits of the Collateral given under this Supplement and the Collateral Agreement, provided, however, that only the Administrative Agent shall be entitled to exercise any remedies relating to the Collateral given under this Supplement and the Collateral Agreement.
     SECTION 2. Obligations Under the Collateral Agreement. The Additional Grantor hereby agrees, as provided in Section 8.12 of the Collateral Agreement, as of the date first above written, to be bound as a Grantor by all of the terms and conditions of the Collateral Agreement to the same extent as each of the other Grantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Collateral Agreement to a “Grantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Grantor” or an “Obligor” shall also mean and be a reference to the undersigned. The information set forth in Annex A hereto is hereby added to the information set forth in Schedules ___________1 to the Collateral Agreement.
     SECTION 3. Representations, Warranties and Covenants. The Additional Grantor hereby (a) makes each representation and warranty set forth in Article III of the Collateral Agreement (assuming that all references in such Article III to a specific date refer to the date

[1]	Refer to each Schedule which needs to be supplemented.

Annex II-2

hereof) and (b) undertakes each covenant and obligation set forth in Article IV of the Collateral Agreement, in each case to the same extent as each other Grantor.
     SECTION 4. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Annex II-3

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex II-4

Annex A
to Additional Grantor Supplement
[Information to Supplement Schedules to Collateral Agreement]

Annex A-1

Schedule 1
Notice Addresses of Grantors
EXLP Operating LLC
16666 Northchase Drive
Houston, TX 77060
Exterran Partners, L.P.
16666 Northchase Drive
Houston, TX 77060
EXLP Leasing LLC
16666 Northchase Drive
Houston, TX 77060

Schedule 1-1

Schedule 2
Description of Pledged Securities

Owner	Issuer	Percentage Owned	Percentage Pledged	Type of Interest	No. of Shares/Units	Certificate No./Uncertificated

Exterran Partners, L.P.	EXLP Operating LLC	100%	100%	Limited liability company membership	n/a	uncertificated
				interest
EXLP Operating LLC	EXLP Leasing LLC	100%	100%	Limited liability company membership interest	n/a	uncertificated

Schedule 2-1

Schedule 3
Filings and Other Actions Required to Perfect Security Interests
1.	Filing of UCC-1 Financing Statements, naming each Grantor as debtor and the Administrative Agent as secured party, and describing the Collateral, with the Secretary of State of the State of Delaware.
2.	Delivery to the Administrative Agent of all Pledged Securities consisting of certificated securities, in each case properly endorsed for transfer or in blank.

Schedule 3-1

Schedule 4
Location of Jurisdiction of Organization and Chief Executive Office

Legal name of Operating: Address: Jurisdiction of organization: Organizational number: Location of chief executive office or sole place of business:	EXLP Operating LLC 16666 Northchase Drive Houston, TX 77060 Delaware 4380859 see address above

Legal name of EXLP: Address: Jurisdiction of organization: Organizational number: Location of chief executive office or sole place of business:	Exterran Partners, L.P. 16666 Northchase Drive Houston, TX 77060 Delaware 4174852 see address above

Legal name of EXLP Leasing: Address: Jurisdiction of organization: Organizational number: Location of chief executive office or sole place of business:	EXLP Leasing LLC 16666 Northchase Drive Houston, TX 77060 Delaware 4214755 see address above

Schedule 4-1